EXHIBIT 99.1

Contacts:
Chief Executive Officer                       SVP Finance
Zach Lonstein                                 William McHale
Infocrossing, Inc.                            Infocrossing, Inc.
201-840-4710                                  201-840-4732
zlonstein@infocrossing.com                    wmchale@infocrossing.com

Media Relations                               Investor Relations
Michael Wilczak                               Matthew Hayden
Infocrossing, Inc.                            Hayden Communications, Inc.
201-840-4941                                  (760) 487-1137
mwilczak@infocrossing.com


               INFOCROSSING REPORTS EBITDA GREW 112% IN FIRST NINE
              MONTHS OF 2003 AND NET INCOME INCREASED $3.6 MILLION


LEONIA, NJ, November 13, 2003 -- Infocrossing, Inc. (Nasdaq: IFOX), a leading provider of strategic information technology and business process outsourcing solutions, announced today strong growth in EBITDA, net income and cash flow as a result of record revenue through the first nine months of the year ended September 30, 2003.

The Company reported a 112% increase in earnings before interest, taxes, depreciation and amortization (EBITDA) to $7.4 million for the first nine months of the year compared with $3.5 million reported during the same period last year. EBITDA results for 2003 exclude $0.3 million of non-recurring expenses for professional fees, recorded in the second quarter, related to strategic corporate activities. EBITDA for 2002 excludes $2.8 million of expense credits recorded in the first quarter of last year related to the settlement of a dispute with a software licensor, and a $0.3 million reversal of an accrued expense, recorded in the third quarter of last year, related to the closing costs of certain facilities. Including these non-recurring expenses and credits, EBITDA was $7.2 million for the first nine months of 2003 and $6.6 million for the first nine months of 2002. Infocrossing uses EBITDA, a common financial metric, as a measure of the Company's ability to generate cash from operations. A reconciliation of EBITDA to net income follows in the Summary Consolidated Statements of Operations.

The Company reported net income of $1.1 million for the first three quarters of 2003, compared with a net loss of $2.5 million for the same period in 2002, again excluding the non-recurring expenses and credits mentioned previously. Including these non-recurring expenses and credits, net income was $0.8 million in 2003 and $0.6 million in 2002. Net cash provided by operations was $3.8 million for the first nine months of 2003, compared with net cash used in operations of $0.8 million during the same period last year, a $4.6 million improvement.

The Company attributed growth in EBITDA and net income to solid top line revenue growth, strong operating leverage and continued cost management measures. During the first nine months of 2003, revenue reached $40.8 million, a 9.2% increase over the first nine months of 2002.

"We're very pleased with the results for the first nine months of the year," stated Zach Lonstein, Infocrossing's Chairman and Chief Executive Officer. "Our key performance measures, including EBITDA, net income, cash from operations and revenue growth, have grown substantially this year. We believe the strength of our solutions and value proposition continue to drive top line revenue growth, while the benefits of our strong operating leverage produce even greater growth in EBITDA, net income and cash flow on new sales," Mr. Lonstein continued.

In addition to announcing strong financial performance, the Company announced over $11 million in new revenue commitments since the end of the second quarter. With the addition of these clients, Infocrossing has achieved new revenue commitments in the first nine months of the year exceeding $37 million over terms ranging from two to seven years, compared with $22 million in new revenue commitments signed in all of 2002. The Company expects additional revenue commitments to be signed through the remainder of the year.

The net loss to common stockholders for the nine months ended September 30, 2003 was $6.4 million, or $1.19 per common share, excluding the non-recurring expenses for professional fees of $0.3 million. This compared with a net loss of $9.4 million, or $1.76 per common share, for the nine months ended September 30, 2002, excluding the $2.8 million of expense credits recorded in the first quarter of 2002 related to the settlement of a dispute with a software licensor, and the $0.3 million accrued expense reversal recorded in the third quarter of 2002. Including the effect of the non-recurring expenses for professional fees of $0.3 million, the net loss was $6.7 million, or a $1.24 per common share for the first nine months of 2003. Including the effect of the expense credits and accrued expense reversal, net loss to common stockholders was $6.3 million, or $1.18 per common share, for the first nine months of 2002. The net loss to common stockholders includes non-cash items for accretion on redeemable preferred stock and accumulated preferred stock dividends totaling $7.5 million, or $1.39 per common share, for the first nine months of 2003, versus $6.9 million, or $1.29 per common share, for the same period in 2002.

Infocrossing's results for the first nine months of 2003 were bolstered by strong performance in the third quarter ended September 30, 2003. During the quarter, EBITDA increased to $2.7 million, a 50% increase over the $1.8 million reported in the third quarter of 2002, excluding the accrued expense reversal. Net income for the third quarter of 2003 was $451,000 compared with a net loss of $320,000 during the third quarter of 2002, excluding the accrual reversal in the third quarter of 2002. Including the effect of such reversal, EBITDA was $2.1 million and the net loss was $30,000 for the third quarter of 2002. For the third quarter of 2003, revenue increased 9.4% to $14.1 million compared with $12.9 million for the same quarter last year. Reconciliation of EBITDA to net income follows in the Summary Consolidated Statements of Operations.

The Company reported a net loss to common stockholders of $2.1 million, or $0.39 per common share, for the third quarter of 2003, compared with a net loss of $2.7 million, or $0.50 per common share, for the third quarter of 2002 excluding the accrued expense reversal in the third quarter of 2002. Including the effect of such reversal, net loss was $2.4 million, or $0.44 per common share, for the third quarter of 2002. The net loss to common stockholders includes non-cash items for accretion on redeemable preferred stock and accumulated preferred stock dividends totaling $2.6 million, or $0.47 per common share, for the third quarter of 2003 versus $2.3 million, or $0.44 per common share, for the same quarter for 2002.

As previously reported, on October 21, 2003, Infocrossing raised $76.5 million in a private placement of 9,739,111 shares of common stock and warrants to purchase 3,408,689 shares of common stock at $7.86 per share. The Company used $55.0 million of the proceeds from the private placement and issued $25.0 million of new 9% five-year term loans in exchange for all outstanding Series A cumulative convertible participating preferred stock due 2008 and series A warrants exercisable for 2.8 million shares of common stock. The Company also repaid all $11.9 million in aggregate principal amount outstanding of its 12% senior subordinated debentures due 2005 and cancelled 937,500 warrants to purchase common stock originally issued to the debenture holders.

"This recapitalization greatly improves our balance sheet by converting a shareholders' deficit of $16.7 million to positive shareholders' equity of $30.7 million on a pro forma basis as of June 30, 2003, an increase of $47.4 million," Mr. Lonstein commented. "This recapitalization also simplifies our income statement as it will eliminate the reductions to net income related to accretion on the preferred stock and accumulating preferred stock dividends from the Company's income statements beginning with the fourth quarter of 2003," Mr. Lonstein continued. For the first nine months of 2003, the charges to the Company's income statement related to the preferred stock totaled $7.5 million. For the full year, charges would have totaled $10.1 million and increased to $11.0 million in 2004. As a result of the recapitalization, Infocrossing expects to report positive earnings per share in 2004. "Our success through the first nine months of the year, coupled with the affects of the recapitalization, position the Company for a strong close to 2003 and solid momentum heading into 2004," Mr. Lonstein concluded.

Infocrossing will hold a teleconference to discuss third quarter results with the financial community today, Thursday, November 13, 2003, at 4:15 p.m. Eastern Daylight Time. Dial in: 1-800 475-2151 or 973-582-2710 for international callers, at least ten minutes before the start of the call. A telephone replay will also be available until November 27, 2003 starting one hour after the conclusion of the teleconference. Interested persons may listen to the playback of the teleconference by calling 1-877-519-4471 toll free or 973-341-3080 for international callers and entering the pass code number 4306006.

"EBITDA" is defined as earnings before interest, income taxes, depreciation, and amortization. EBITDA includes the effect of the settlement of a dispute with a software licensor during the first quarter of 2002. EBITDA should not be considered as an alternative to operating income, as defined by generally accepted accounting principles, as an indicator of our operating performance, or to cash flows, as a measure of liquidity.

About Infocrossing, Inc. (http://www.infocrossing.com)
                          ---------------------------
Infocrossing, Inc. (IFOX) is a premier provider of a full range of IT outsourcing services, including mainframe and open system outsourcing, remote systems and network management, business process outsourcing and IT infrastructure consulting services. With more than 18 years of experience managing large, mission-critical IT systems, Infocrossing assures the optimal performance, security, reliability, and scalability of customers' mainframe and web environments, irrespective of where the systems components are located. Infocrossing maintains strategic alliances with leading technology providers, including IBM, Computer Associates, EMC, Sun Microsystems, Intel and Cisco Systems.

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.

                               INFOCROSSING, INC.
                                AND SUBSIDIARIES
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
                            (Unaudited, in thousands,
                            except per share amounts)

                                                       Three Months Ended                     Nine Months Ended
                                                         September 30,                          September 30,
                                               -----------------------------------    -----------------------------------
                                                    2003               2002                2003                2002
                                               ---------------    ----------------    ----------------    ---------------
Revenues                                          $   14,114         $   12,906          $   40,825          $   37,380

Operating costs                                        8,868              8,632              25,825              23,214
Selling and administrative expenses                    2,574              2,484               7,843               7,880
Leased facilities & office closings                       -                (290)                 -                 (290)
Depreciation and amortization                          1,561              1,474               4,450               4,416
                                                  ----------         ----------          ----------          ----------
Income from operations                                 1,111                606               2,707               2,160
Net interest expense                                     626                569               1,819               1,519
                                                  ----------         ----------          ----------          ----------
Income before income taxes                               485                 37                 888                 641
Income tax expense                                        34                 67                  62                  67
                                                  ----------         ----------          ----------          ----------
Net income (loss)                                        451                (30)                826                 574
Accretion and dividends on redeemable
   preferred stock                                    (2,556)            (2,348)             (7,506)             (6,895)
                                                  ----------         ----------          ----------          ----------

Net loss to common stockholders                   $   (2,105)        $   (2,378)         $   (6,680)         $   (6,321)
                                                  ==========         ==========          ==========          ==========

Basic and Diluted Earnings per Share:
   Net loss to common stockholders                $    (0.39)        $    (0.44)         $    (1.24)         $    (1.18)
                                                  ===========        ===========         ===========         ===========
   Weighted average number of common
      shares outstanding                               5,386              5,354               5,383               5,346
                                                  ==========         ==========          ==========          ==========

The net loss to common stockholders is on both a basic and diluted net loss per share basis. Common stock equivalents are excluded from the computation of diluted net loss per share since the inclusion of such equivalents would be anti-dilutive.

The reconciliation of EBITDA with net income for the quarter and nine months ended September 30, 2003 and 2002 is as follows:.

                                                       Three Months Ended                     Nine Months Ended
                                                         September 30,                          September 30,
                                                    2003               2002                2003                2002
                                               ---------------    ----------------    ----------------    ---------------
Net income (loss)                                 $      451         $      (30)         $      826          $      574
   Add back:
     Income tax expense                                   34                 67                  62                  67
     Net interest expense                                626                569               1,819               1,519
     Depreciation and amortization                     1,561              1,474               4,450               4,416
                                                  ----------         ----------          ----------          ----------
EBITDA                                            $    2,672         $    2,080          $    7,157          $    6,576
                                                  ==========         ==========          ==========          ==========


                               INFOCROSSING, INC.
                                AND SUBSIDIARIES
                       SUMMARY CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                                  September 30,        December 31,
                                                                                       2003                2002
                                                                                 -----------------    ----------------
                                                                                   (Unaudited)
ASSETS:
   Cash and equivalents                                                             $     7,416          $     7,026
   Other current assets                                                                   6,752                6,720
                                                                                    -----------          -----------
     Total current assets                                                                14,168               13,746
   Property and equipment, net                                                           19,100               19,437
   Other non-current assets                                                              31,581               32,312
                                                                                    -----------          -----------
Total Assets                                                                        $    64,849          $    65,495
                                                                                    ===========          ===========

LIABILITIES AND STOCKHOLDERS' DEFICIT:
   Current liabilities                                                              $     8,843          $    11,612
   Long-term liabilities                                                                 14,144               12,899
   Redeemable preferred stock                                                            60,695               53,189
   Common stockholders' deficit                                                         (18,833)             (12,205)
                                                                                    -----------          -----------
Total Liabilities and Stockholders' Deficit                                         $    64,849          $    65,495
                                                                                    ===========          ===========